UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 12, 2010

                          NEW ENGLAND BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

     Maryland                            0-51589               04-3693643
     --------                            ---------             ----------
(State or other Jurisdiction of        (Commission           (IRS Employer
incorporation or organization)           File Number)        Identification No.)

                 855 Enfield Street, Enfield, Connecticut 06082
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (860) 253-5200
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
--------------------------------------------------------------------------------

     On April 12,  2010,  the Board of  Directors  (the  "Board") of New England
Bancshares, Inc. (the "Company"), based on the recommendation of the Compensation Committee, adopted the New England Bancshares, Inc. Annual Incentive Plan Design for CEO & President and Chief Financial Officer Fiscal Year 2011 (the "2011 Annual Incentive Plan"). The 2011 Annual Incentive Plan provides for a payment of incentive compensation to David J. O'Connor, the Company's President and Chief Executive Officer, and Scott D. Nogles, the Company's Executive Vice President and Chief Financial Officer, for the April 1, 2010 through March 31, 2011 performance period.

     A target incentive level is set for each participating executive and is expressed as a percentage of base salary. David J. O'Connor will be eligible for a payout percentage of his base salary of 10% if the threshold performance goals are achieved, 25% if the budget performance goals are achieved and 35% if the maximum performance goals are achieved. Scott D. Nogles will be eligible for a payout percentage of his base salary of 5% if the threshold performance goals are achieved, 15% if the budget performance goals are achieved and 25% if the maximum performance goals are achieved. Award payments will be made after March 31, 2011, but not later than June 15, 2011, upon determination by the Board and Compensation Committee that the goals have been achieved. Mr. O'Connor will evaluate whether Mr. Nogles has attained his discretionary and qualitative performance objectives and present such determinations to the Board and Compensation Committee.

     For David J. O'Connor, payouts of awards will be determined based on a combination of (i) discretionary and qualitative performance ratings that evaluate achievement against established objectives, weighted at 40%, (ii) Company performance based on the achievement of the following specified performance metrics during the 2011 fiscal year: earnings per share, weighted at 40% and efficiency ratio, weighted at 20%. For Scott D. Nogles, payouts of awards will be determined based on a combination of (i) discretionary and qualitative performance ratings that evaluate achievement against established objectives, weighted at 50%, (ii) Company performance based on the achievement of the following specified performance metrics during the 2011 fiscal year: earnings per share, weighted at 30% and efficiency ratio, weighted at 20%. In calculating performance against target, the Board may make upward adjustments for extraordinary circumstances, but such adjustments generally may not exceed the threshold award level.

     The foregoing description of the 2011 Annual Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2011 Annual Incentive Plan, a copy of which is filed herewith as Exhibit 10.20 and incorporated herein by reference.


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Item 9.01.  Financial Statements and Exhibits.
            ----------------------------------

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

     (d) Exhibits.

         Exhibit No.                Exhibit

         Exhibit 10.20 New England Bancshares, Inc. Annual Incentive Plan Design for CEO & President and Chief Financial Officer Fiscal Year 2011


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     NEW ENGLAND BANCSHARES, INC.



DATE: April 16, 2010                By: /s/ David J. O'Connor
                                       --------------------------------------
                                       David J. O'Connor
                                       President and Chief Executive Officer